                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8-K

                               Current Report Pursuant
                            to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported):  December 24, 1998


                            TRIANGLE PHARMACEUTICALS, INC.
                (Exact name of registrant as specified in its charter)


                                       DELAWARE
                    (State or other jurisdiction of incorporation)


                   000-21589                      56-1930728
           (Commission File Number)    (IRS Employer Identification No.)


 4 University Place, 4611 University Drive, Durham, North Carolina   27707
             (Address of principal executive offices)              (Zip Code)


                                    (919) 493-5980
                 (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

     On December 24, 1998, Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), completed a private placement of 170,000 newly issued shares of Series A Preferred Stock (the "Shares") pursuant to certain Purchase Agreements, dated as of December 22, 1998 (the "Agreements"). The consideration received by the Company for the Shares was $17,000,000 in cash, or a price of $100.00 per share. Net proceeds to the Company from the sale of the Shares were approximately $15,800,000. Vector Securities International, Inc. acted as placement agent for the financing.

     Each Share will convert into ten shares of Common Stock of the Company upon the earlier of receipt of stockholder approval to be voted upon at the Annual Stockholders' Meeting for 1999 or December 24, 1999, the first anniversary of the closing of the sale. The conversion ratio is subject to adjustment as provided in the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock. The holders of the Shares remaining outstanding after June 15, 1999 shall receive a dividend of $5.00 per Share upon the conversion of the Shares into Common Stock. This dividend will be payable, at the Company's option, in cash or Common Stock. The Company has also agreed to file a resale registration statement with the Securities and Exchange Commission (the "SEC") relating to the sale of the Common Stock issuable upon conversion of the Shares within 30 days after the conversion date.

     The shares were offered and sold to selected accredited institutional investors (the "Purchasers") pursuant to a claim of exemption under Regulation D promulgated by the SEC or, alternatively, under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The Company did not use any general advertisement or solicitation in connection with the offer or sale of the Shares to the Purchasers. Each Purchaser represented and warranted, among other things, that it was purchasing the Shares for investment only and not with a view to distribution and that it was an "accredited investor" (as defined in Regulation D). Appropriate legends were affixed to the certificates for the Shares. The Shares are restricted and may not be transferred or sold, except as permitted by the Agreements and pursuant to a registration of the Shares or an available exemption from registration.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS:

          Exhibit
          Number           Description of Document
          -------          ------------------------
            4.1          Certificate of Designations, Preferences and Rights
                         of the Series A Preferred Stock, as filed with the
                         Secretary of State of the State of Delaware.

           10.1 Form of Purchase Agreements with respect to the Series A Preferred Stock.

           99.1          Press Release, dated December 28, 1998.

                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRIANGLE PHARMACEUTICALS, INC.



                              By:  /s/ James A. Klein, Jr.
                                   ---------------------------------
                                   James A. Klein, Jr.
                                   Chief Financial Officer and Treasurer


Date:  December 28, 1998

                                 INDEX TO EXHIBITS


     Item
     ----
      4.1     Certificate of Designations, Preferences and Rights of the
              Series A Preferred Stock, as filed with the Secretary of State of the State of Delaware.

     10.1     Form of Purchase Agreements with respect to the Series A
              Preferred Stock.

     99.1     Press Release, dated December 28, 1998.